EXHIBIT 99.1
RenaissanceRe Announces Estimated Net Negative Impact on Fourth Quarter 2020 Results of Operations
PEMBROKE, Bermuda, January 13, 2021 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) (the “Company” or “RenaissanceRe”) today announced it estimates that losses from weather-related catastrophe events and certain losses related to the COVID-19 pandemic will have a net negative impact on the Company’s fourth quarter 2020 results of operations. For the fourth quarter of 2020, the Company expects to report net income available to common shareholders; however, it expects to report an operating loss attributable to common shareholders.
The Company currently estimates that losses from weather-related catastrophe events which occurred in both the third and fourth quarters of 2020 will have an estimated net negative impact of approximately $170 million on its fourth quarter 2020 results of operations. This net negative impact estimate includes Hurricanes Delta, Zeta and Eta, as well as aggregate losses associated with these and other events, and changes in estimated losses from third quarter 2020 weather-related catastrophe events.
In addition, the Company currently estimates that losses related to the COVID-19 pandemic will have an estimated net negative impact of approximately $175 million on its fourth quarter 2020 results of operations. This estimated net negative impact is primarily driven by approximately $165 million of losses in the Property segment, principally representing the cost of claims incurred but not yet reported, with respect to exposures such as business interruption coverage, and with the balance pertaining to the Casualty and Specialty segment.
Kevin J. O’Donnell, President and Chief Executive Officer of RenaissanceRe, commented: “In the fourth quarter, people and communities around the world were negatively impacted by persistent weather-related catastrophe activity as well as the ongoing consequences of the COVID-19 pandemic. We extend our sympathies to all those affected by these tragedies. Consistent with our long-term track record, our strong capitalization enabled us to meet the quarter’s challenges while continuing to build trusted long-term partnerships.”

Net Negative Impact
Net negative impact includes the sum of estimates of net claims and claim expenses incurred, earned reinstatement premiums assumed and ceded, lost profit commissions and redeemable noncontrolling interest. The Company’s estimates of net negative impact are based on a review of its potential exposures, preliminary discussions with certain counterparties and actuarial modeling techniques. The Company’s actual net negative impact, both individually and in the aggregate, may vary from these estimates, perhaps materially. Changes in these estimates will be recorded in the period in which they occur.
Meaningful uncertainty regarding the estimates and the nature and extent of the losses from catastrophe events remains, driven by the magnitude and recent nature of each event, the geographic areas impacted by the events, relatively limited claims data received to date, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries and other factors inherent in loss estimation, among other things.

The Company continues to evaluate industry trends and its own potential exposure associated with the ongoing COVID-19 pandemic, and expects historically significant industry losses to emerge over time as the full impact of the pandemic and its effects on the global economy are realized. Among other things, the Company continues to actively monitor information received from or reported by clients, brokers, industry actuaries, regulators, courts, and others, and to assess that information in the context of its own portfolio. The Company’s loss estimates represent its best estimate of incurred losses based on currently available information, and actual losses may vary materially from these estimates.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, the Company has offices in Bermuda, Australia, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the uncertainty of the continuing impact of the COVID-19 pandemic and measures taken in response thereto; the effect of legislative, regulatory, judicial or social influences related to the COVID-19 pandemic on the Company’s financial performance, including the emergence of unexpected or un-modeled insurance or reinsurance losses, and the Company’s ability to conduct its business; the impact and potential future impacts of the COVID-19 pandemic on the value of the Company’s investments and its access to capital in the future or the pricing or terms of available financing; the effect that measures taken to mitigate the COVID-19 pandemic have on the Company’s operations and those of its counterparties; the frequency and severity of catastrophic and other events the Company covers; the effectiveness of the Company’s claims and claim expense reserving process; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the Company’s ability to maintain its financial strength ratings; the effect of emerging claims and coverage issues; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms and providing the coverage that the Company intended to obtain; the Company’s reliance on a small and decreasing number of reinsurance brokers and other distribution services for the preponderance of its revenue; the Company’s exposure to credit loss from counterparties in the normal course of business; the effect of continued challenging economic conditions throughout the world; the performance of the Company’s investment portfolio; a contention by the U.S. Internal Revenue Service that Renaissance Reinsurance Ltd., or any of the Company’s other Bermuda subsidiaries, is subject to taxation in the U.S.; the effects of U.S. tax reform legislation and possible future tax reform legislation and regulations, including changes to the tax treatment of the Company’s shareholders or investors in its joint ventures or other entities it manages; the effect of cybersecurity risks, including technology breaches or failure, on the Company’s business; the success of any of the Company’s strategic investments or acquisitions, including its ability to manage its operations as its product and geographical diversity increases; the Company’s ability to retain its key senior officers and to attract or retain the executives and employees necessary to manage its business; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; foreign currency exchange rate fluctuations; soft reinsurance underwriting market conditions; changes in the method for determining the London Inter-bank Offered Rate and the potential replacement of LIBOR; losses the Company could face from terrorism, political unrest or war; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s ability to determine any impairments taken on its investments; the effects of inflation; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the Company’s ability to raise capital if necessary; the effect of operational risks, including system or human failures; the Company’s ability to comply with covenants in its debt agreements; changes to the regulatory systems under which the Company operates, including as a result of increased global regulation of the insurance and reinsurance industries; changes in Bermuda laws and regulations and the political environment in Bermuda; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; aspects of the Company’s corporate structure that may discourage third-party takeovers and other transactions; difficulties investors may have in servicing process or enforcing judgments against the Company in the U.S.; the cyclical nature of the reinsurance and insurance industries; adverse legislative developments that reduce the size of the private markets the Company serves or impede their future growth; consolidation of competitors, customers and insurance and reinsurance brokers; the effect on the Company’s business of the highly competitive nature of its industry, including the effect of new entrants to, competing products for and consolidation in the (re)insurance industry; other political, regulatory or industry initiatives adversely impacting the Company; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; increasing barriers to free trade and the free flow of capital; international restrictions on the writing of reinsurance by foreign companies and government intervention in the natural catastrophe market; the effect of Organisation for Economic Co-operation and Development or European Union measures to increase the Company’s taxes and reporting requirements; changes in regulatory regimes and accounting rules that may impact financial results irrespective of business operations; the Company’s need to make many estimates and judgments in the preparation of its financial statements; the effect of the exit by the United Kingdom from the EU; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

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Investor Contact:
RenaissanceRe Holdings Ltd.
Keith McCue
Senior Vice President, Finance & Investor Relations
(441) 239-4830

Media Contact:
RenaissanceRe Holdings Ltd.
Keil Gunther
Vice President, Head of Global Marketing & Client Communications
(441) 239-4932

Kekst CNC
Dawn Dover
(212) 521-4800